Exhibit 99.2

                             JOINT FILER INFORMATION




NAME:                OJSAC, Inc.

                     ADDRESS:  c/o Amazing Savings Holding LLC
                               20 Industry Drive, PO Box 25
                               Mountainville, NY 10953

DESIGNATED FILER:  OJSAC, Inc.

ISSUER AND TICKER SYMBOL:  Odd Job Stores, Inc. (ODDJ)

DATE OF EVENT REQUIRING STATEMENT:  July 17, 2003

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:  10% owner



SIGNATURE:     OJSAC, Inc.


                By: /s/ Moshael Straus
                   --------------------------
                   Chief Executive Officer


Dated: July 17, 2003